CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment Number 26 to the Registration Statement on Form N-1A of the New Century Capital Portfolio, New Century Balanced Portfolio, New Century Opportunistic Portfolio, New Century International Portfolio and New Century Alternative Strategies Portfolio, each a series of shares of beneficial interest of New Century Portfolios (the "Trust"), of our report dated November 16, 2006 on the financial statements and financial highlights included in the October 31, 2006 Annual Report to the Shareholders of the above referenced funds.

We further consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and under the headings "Audits and Reports" and "Financial Statements" in the Statement of Additional Information.


                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                        BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 27, 2007